UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

MENDOCINO BREWING COMPANY, INC.

(Exact name of issuer as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)

(707) 463-6610

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2014, Mendocino Brewing Company, Inc. a California corporation (the “Company”) issued a promissory note (the “Note”) to Catamaran Services, Inc., a Delaware corporation (“Catamaran”) in the principal amount of $500,000. Catamaran Holdings, Ltd., the sole shareholder of Catamaran, has directors in common with Inversiones Mirabel, S.A., (“Inversiones”), one of the major shareholders of the Company. The indirect beneficial owner of Inversiones is United Breweries (Holdings) Limited (“UBHL”). Dr. Vijay Mallya, the Chairman of the Board of Directors of the Company is also the Chairman of the Board of Directors of UBHL.

Pursuant to the terms of the Note, the Company promises to pay the principal sum of $500,000 with accrued interest, as described below, to Catamaran within six months following the date of the Note, subject to the receipt by the Company of an equity investment by its majority shareholder (the “Shareholder Investment”) in an amount sufficient either (a) to pay the Note through Permitted Payments, as defined below, or (b) to pay both the Note and certain existing obligations of the Company to Cole Taylor Bank, N.A., an Illinois banking corporation (“Cole Taylor”) pursuant to the Credit and Security Agreement dated as of June 23, 2011 (as amended, modified or supplemented from time to time) among the Company, Releta Brewing Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Cole Taylor (the “Credit Agreement”) in full. “Permitted Payments” on the Note are payments made from the portion of a Shareholder Investment that is in excess of $500,000.

If the Company is not able to satisfy its obligations on the Note within six month following the date of the Note, the Note shall be automatically extended for additional six month terms. Interest shall accrue from the date of the Note on the unpaid principal at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the principal is fully paid.

The Note may be prepaid without penalty at the option of the Company; however, no payments on the Note may be made unless such payment is a Permitted Payment or certain existing obligations of the Company to Cole Taylor pursuant to the Credit Agreement have been satisfied in full. The Note may not be amended without the prior written consent of Cole Taylor.

Item 8.01 Other Events

On January 22, 2014, the Company received a letter from Cole Taylor permitting the Company to obtain loans subject to certain conditions, including that no portion of such loans would be payable until either (a) certain obligations of the Company to Cole Taylor pursuant to the Credit Agreement were satisfied in full, or (b) such payment was a Permitted Payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: January 28, 2014	By:	/s/ N. Mahadevan
N. Mahadevan
Secretary and Chief Financial Officer